EXHIBIT 23.6
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The Board of Directors
JLW Property Consultants Pte Ltd
9 Raffles Place
#39-00 Republic Plaza
Singapore 048619



Dear Sirs

JLW Property Consultants Pte Ltd & Its Subsidiary Companies
Years Ended 31 December 1996 and 31 December 1997
Independent Auditors' Report

We consent to the incorporation by reference in the Registration Statement on Form S-3 dated 10 February 1999 of LaSalle Partners incorporated of our report dated 12 March 1998 with respect to consolidated financial state-ments of JLW Property Consultants Pte Ltd and its subsidiary companies as of 31 December 1997 and 31 December 1996 and the related profit and loss accounts and cash flow statement for each of the three-year period ended 31 December 1997, which report appears in the Current Report on Form 8-K of LaSalle Partners Incorporated dated 22 October 1998 (filed 9 December 1998) and to the reference to our Firm under the heading "Experts" in the Prospectus.


Yours truly


/S/ COOPERS & LYBRAND
Certified Public Accountants

Singapore, 10 February 1999